                                                                 Exhibit 12.1(d)


WEYERHAEUSER COMPANY WITH ITS WEYERHAEUSER REAL ESTATE
COMPANY, WEYERHAEUSER FINANCIAL SERVICES, INC. AND GRYPHON
INVESTMENTS OF NEVADA INC. SUBSIDIARIES ACCOUNTED FOR ON
THE EQUITY METHOD, BUT EXCLUDING THE UNDISTRIBUTED EARNINGS
OF THOSE SUBSIDIARIES



COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
     (Dollar Amounts in Thousands)



                                                                   2001
                                                                ----------
Available pro forma earnings:
  Pro forma earnings before pro forma interest expense,
  amortization of debt expense and income taxes........         $1,187,000
  Add interest portion of pro forma rental expense.....             52,887
                                                                ----------
                                                                 1,239,887
                                                                ----------
  Deduct undistributed pro forma earnings of equity
  affiliates...........................................            (29,000)
                                                                ----------

  Deduct undistributed earnings before income
   taxes of Weyerhaeuser Real Estate Company,
   Weyerhaeuser Financial Services, Inc. and
   Gryphon Investments of Nevada Inc.
   and their subsidiaries:
     Deduct pretax earnings............................           (264,648)
     Addback dividends paid to Weyerhaeuser............             30,000
                                                                ----------
        Undistributed earnings.........................           (234,648)
                                                                ----------

  Available pro forma earnings.........................           $976,239
                                                                ==========

Pro forma fixed charges:

  Pro forma interest expense incurred..................           $842,000
  Pro forma amortization of debt expense...............             59,000
  Interest portion of pro forma rental expense.........             52,887
                                                                ----------
     Pro forma fixed charges...........................           $953,887
                                                                ==========

  Pro forma ratio of earnings to fixed charges.........               1.02x
                                                                ----------